Exhibit 10.3

SERIES 2011-1

INDENTURE SUPPLEMENT

Dated as of March 17, 2011

to

INDENTURE

Dated as of August 26, 2010

WTH FUNDING LIMITED PARTNERSHIP

as Administrator

- and -

WTH CAR RENTAL ULC

as Rental ULC

- and -

BNY TRUST COMPANY OF CANADA

as Indenture Trustee

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1
1.1	Definitions	1
1.2	Governing Law	11
1.3	Counterparts	11
1.4	Ratification of Indenture	11
ARTICLE 2 THE SERIES 2011-1 NOTES		11
2.1	Creation and Designation	11
2.2	Form of Delivery	11
2.3	Delivery and Payment	12
ARTICLE 3 SERIES 2011-1 RENTAL ULC ACCOUNTS AND INVESTMENTS		12
3.1	Accounts	12
ARTICLE 4 ALLOCATIONS, DEPOSITS AND PAYMENTS		13
4.1	Ordinary Course Withdrawals	13
4.2	Application of Amounts Deposited to Series 2011-1 Rental Account	13
4.3	Application of Amounts Deposited to Series 2011-1 Vehicle Account	16
4.4	Payments to Noteholders	19
4.5	Computation and Deposit of Interest	20
4.6	Unrestricted Funds	20
4.7	Contributions	20
ARTICLE 5 COVENANTS		20
5.1	Program Negotiation Vehicles	20
5.2	Letter of Credit	22
5.3	Reporting	23
5.4	Fleet Composition	25
5.5	Distributions	26
5.6	Canadian GAAP	26
ARTICLE 6 AMORTIZATION OF NOTES		26
6.1	Early Amortization Events	26
6.2	Series 2011-1 Early Amortization Period	27
6.3	Additional Event of Default	28
ARTICLE 7 GENERAL		28
7.1	Obligations of Rental ULC	28
7.2	Acceptance	28
7.3	Formal Date	28
7.4	Delivery of Executed Copies	28

SCHEDULE “A” FORM OF FLEET REPORT

SCHEDULE “B” FORM OF SETTLEMENT REPORT

EXHIBIT “A-1” FORM OF SERIES 2011-1 WTH CAR RENTAL ULC ASSET BACKED NOTE

This SERIES 2011-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), by and between WTH FUNDING LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario (“Administrator”), WTH CAR RENTAL ULC, an unlimited liability company formed under the laws of the Province of Alberta (“Rental ULC”), and BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, in its capacity as indenture trustee under the Indenture (in such capacity, together with its successors and permitted assigns in such capacity, the “Indenture Trustee”), is made and entered into as of March 17, 2011.

Pursuant to this Indenture Supplement, Rental ULC shall create a new Series of Notes and shall specify the Principal Terms thereof.

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

Terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture unless otherwise defined herein. In this Indenture Supplement:

“Avis” means Aviscar Inc., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

“Avis or Budget System Member” means a licensee of Avis or Budget or any Affiliate of Avis or Budget.

“Budget” means Budgetcar Inc., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

“Cash Collateral Accounts” has the meaning given to it in Section 3.1(c).

“Cash Collateral (CAD) Account” has the meaning given to it in Section 3.1(c).

“Cash Collateral (USD) Account” has the meaning given to it in Section 3.1(c).

“Controlled Amortization Amount” means, for each Remittance Date during the Series 2011-1 Controlled Amortization Period, $33,333,333.33.

“Controlled Deposit Amount” means, for each Remittance Date during the Series 2011-1 Controlled Amortization Period, the Controlled Amortization Amount plus any portions of Controlled Amortization Amounts that were to be paid to the Series 2011-1 Noteholders on a prior Remittance Date but were not so paid.

“Controlled Amortization Period Commencement Date” means October 1, 2014.

“Equivalent Amount” on any given date in one currency (the “first currency”) of any amount denominated in another currency (the “second currency”) means the amount of the first currency which could be purchased with such amount of the second currency at the equivalent selling rate for commercial banks trading in Canadian dollars as published in the Wall Street Journal on the Business Day prior to such date.

“Excess Automobile, Minivan and Sport Utility Vehicle OBV Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are automobiles, minivans and sport utility vehicles, each with an Original Book Value greater than $90,000, is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Box Truck Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are box trucks is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y)10% as of such date.

“Excess Hyundai Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Hyundai is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 25% as of such date.

“Excess Kia Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Kia is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 10% as of such date.

“Excess Mazda Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by Mazda is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 10% as of such date.

“Excess Mileage Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Used Vehicles with mileage of more than 90,000 kilometres is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Non-Program (36 month) Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Non-Program Vehicles (other than box trucks) greater than 36 months old is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Non-Program Truck (84 month) Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are both (x) box trucks and (y) Non-Program Vehicles greater than 84 months old, is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Non-Program Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Non-Program Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 75% as of such date.

“Excess Other Manufacturer Aggregate Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of all Rental ULC Vehicles manufactured by Manufacturers other than Chrysler, Ford, General Motors, any other Eligible Manufacturer, Hyundai, Kia, Mazda, Nissan or Toyota is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 12.5% as of such date.

“Excess Other Manufacturer Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles manufactured by any one Manufacturer other than Chrysler, Ford, General Motors, any other Eligible Manufacturer, Hyundai, Kia, Mazda, Nissan or Toyota is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 5% as of such date.

“Excess Service Vehicle Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Service Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 1% as of such date.

“Excess Trucks, Vans, and Service Vehicles OBV Percentage” means, on any date, the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are trucks, vans, and Service Vehicles, each with an Original Book Value greater than $115,000, is of the aggregate Current Book Value of all Rental ULC Vehicles as of such date.

“Excess Used Vehicle Percentage” means, on any date, a percentage equal to the amount, if any, by which (x) the fraction (expressed as a percentage) which the aggregate Current Book Value of Rental ULC Vehicles that are Used Vehicles is of the aggregate Current Book Value of all Rental ULC Vehicles, exceeds (y) 5% as of such date.

“Fleet Report” means a monthly report provided by the Administrator concerning Rental ULC Vehicles substantially in the form of Schedule “A.”

“Funding LP Business Revenues” has the meaning given to it in the Master Vehicle Lease Agreement.

“Group Receivables Value” means at any time in respect of a group of Vehicle Receivables having a common Vehicle Receivable Enhancement Percentage (and excluding, for greater certainty, any Vehicle Receivables for which there is no applicable Vehicle Receivable Enhancement Percentage), the quotient of (x) the aggregate Current Book Value of such Vehicle Receivables at such time divided by (y) the sum of one (1)

plus the Vehicle Receivable Enhancement Percentage applicable to such Vehicle Receivables.

“Group Required Vehicle Collateral Amount” means at any time:

(a)	in respect of each group of Program Vehicles having a common Program Vehicle Enhancement Percentage, the product of (x) the Series 2011-1 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Program Vehicles at such time (other than any Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) the sum of one (1) plus the Program Vehicle Enhancement Percentage applicable to such Program Vehicles; and

(b)	in respect of each group of Non-Program Vehicles having a common Non-Program Vehicle Enhancement Percentage, the product of (x) the Series 2011-1 Principal Balance at such time, multiplied by (y) the percentage which the aggregate Current Book Value of such Non-Program Vehicles at such time (other than any Non-Program Vehicle in respect of which a Vehicle Receivable is outstanding and after deducting from such aggregate Current Book Value the aggregate amounts owing to the applicable Manufacturer or dealer by Rental ULC or Funding LP in respect of such Non-Program Vehicles on such date) is of the aggregate Current Book Value of all Rental ULC Vehicles, multiplied by (z) the sum of one (1) plus the Non-Program Vehicle Enhancement Percentage applicable to such Non-Program Vehicles.

“Indenture” means the Trust Indenture, dated as of August 26, 2010, between Rental ULC and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“LC and Cash Collateral Amount” means, on any date, the aggregate amount available to be drawn on such date under the Letter of Credit, as specified therein, plus the aggregate of the amount on deposit in the Cash Collateral (CAD) Account and 92.5% of the Canadian dollar Equivalent Amount of the amount on deposit in the Cash Collateral (USD) Account on such date.

“L/C Provider” means, initially, JPMorgan Chase Bank, N.A., and includes any subsequent provider(s) in respect of which the Rating Agency Condition has been satisfied.

“Letter of Credit” means an irrevocable letter of credit issued by an L/C Provider for the benefit of the Series 2011-1 Noteholders and delivered to the Indenture Trustee on behalf of the Series 2011-1 Noteholders from time to time pursuant to the terms hereof and, for greater certainty, excludes any Letter of Credit that has expired pursuant to

Section 5.2(a)(i), been terminated pursuant to Section 5.2(a)(ii) or in respect of which the related L/C Provider has been downgraded as provided for under Section 5.2(a)(iii) or the second last paragraph of Section 5.2(a), in each case, such exclusion only applies immediately after actions have been taken, in all cases, pursuant to Sections 5.2(a)(iv), 5.2(a)(v) or the second last paragraph of Section 5.2(a).

“Licensee Vehicle Assignment Agreement” means, where the vendor is Avis or Budget, an agreement to be entered into between Rental ULC and Avis or Budget, as applicable, and where the vendor is an Avis or Budget System Member, an agreement to be entered into between Rental ULC and such Avis or Budget System Member, each agreement in respect of which the Rating Agency Condition has been satisfied.

“Licensee Vehicles” means any Vehicles owned by (a) Avis or Budget System Members; or (b) Avis or Budget where such Vehicles have been acquired, directly or indirectly, by Avis or Budget from Avis or Budget System Members.

“Non-Program Vehicle Enhancement Percentage” means in respect of Non-Program Vehicles manufactured by a particular Manufacturer at any time:

(a)	45.97%, where (i) at such time, the highest of the Non-Program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is less than or equal to 1.0%; and (ii) no Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer;

(b)	59.39%, where (i) at such time, the highest of the Non-Program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is greater than 1.0%; or (ii) a Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer and such Manufacturer is not a Non-Performing Manufacturer; and

(c)	67.39%, where a Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer and such Manufacturer is a Non-Performing Manufacturer.

“Non-Program Vehicle Loss Percentage” means a fraction, expressed as a percentage, calculated on each Settlement Date, equal to:

(a)	the amount, if any, by which (i) the aggregate Current Book Value (as determined at the time of disposition) of all Non-Program Vehicles disposed of during the three most recently completed Settlement Periods prior to such Settlement Date (or such greater number of Settlement Periods as may be necessary such that the aggregate Proceeds of Disposition of Non-Program Vehicles disposed of during such time period is not less than $6,000,000); exceeds (ii) the aggregate Proceeds of Disposition of such Non-Program Vehicles;

divided by

(b)	the amount determined in clause (a)(i) above.

“Parent Guarantee” means the guarantee dated as of the date hereof, made by the Parent in favour of the Indenture Trustee, on behalf of itself and the Series 2011-1 Noteholders, pursuant to which the Parent has guaranteed, among other things, certain of the non-monetary obligations of Avis, Budget, and Funding LP under the Series 2011-1 Transaction Documents, as the same may be amended or restated from time to time in accordance with its terms.

“Proceeds of Disposition Series Required Amount” means, in respect of the Series 2011-1 Notes:

(a)	on each Remittance Date during the Series 2011-1 Revolving Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(a)(i) and 4.3(a)(ii) for such Remittance Date,

(b)	on each Remittance Date during the Series 2011-1 Controlled Amortization Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(b)(i) through 4.3(b)(iii) for such Remittance Date,

(c)	on each Remittance Date during the Series 2011-1 Early Amortization Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(c)(i) and 4.3(c)(ii) for such Remittance Date, and

(d)	on each Remittance Date during the Series 2011-1 Enforcement Period, an amount equal to the aggregate of the amounts referred to in Section 4.3(d)(i) through 4.3(d)(vi) for such Remittance Date.

“Program Negotiation Vehicles” has the meaning given to it in Section 5.1(a).

“Program Vehicle Enhancement Percentage” means, in respect of an Eligible Manufacturer of Program Vehicles at any time, (a) if such Eligible Manufacturer’s unsecured long-term debt rating by DBRS at such time is (i) BBB or higher, 27%; (ii) BBB (low), 31.16%; (iii) BB (high), 35.61%; (iv) BB, 40.37%; and (v) BB (low) or lower or is unrated by DBRS, (1) with respect to the portion of the aggregate Current Book Value of the Program Vehicles manufactured by such Eligible Manufacturer that represents up to and including 33% of the aggregate Current Book Value of all Program Vehicles, 45.48%; and (2) with respect to the portion of the aggregate Current Book Value of the Program Vehicles of such Eligible Manufacturer representing greater than 33% of the aggregate Current Book Value of all Program Vehicles, 52.11%; or (b) if a Manufacturer Event of Bankruptcy has occurred in respect of such Eligible Manufacturer and is continuing, and (i) such Eligible Manufacturer is not a Non-Performing Manufacturer, 59.39%, or (ii) such Eligible Manufacturer is a Non-Performing Manufacturer, 67.39%.

“Rating Agency” means, with respect to the Series 2011-1 Notes, DBRS.

“Rating Agency Condition” means a condition which is satisfied in respect of any proposed action and the Series 2011-1 Notes when the Rating Agency has notified Rental ULC in writing that such proposed action will not result in a withdrawal or downgrade of its then current rating of the Series 2011-1 Notes.

“Reports” has the meaning given to it in Section 5.3(c).

“Required LC and Cash Collateral Amount” means, at any time, an amount equal to 5.875% of the Series 2011-1 Principal Balance at such time.

“Series 2011-1 Aggregate Vehicle Collateral Amount” means, at any time, the excess, if any, of (a) the Aggregate Vehicle Collateral Amount at such time over (b) the aggregate of all amounts included in Aggregate Vehicle Collateral Amount pursuant to clause (c) of the definition thereof.

“Series 2011-1 Allocation Percentage” means the Series Allocation Percentage in respect of the Series 2011-1 Notes.

“Series 2011-1 Closing Date” means March 17, 2011.

“Series 2011-1 Controlled Amortization Period” means the period beginning on the Controlled Amortization Period Commencement Date and terminating on the earlier of (a) the Remittance Date on which the Series 2011-1 Principal Balance is reduced to zero; and (b) the close of business on the day immediately preceding the day on which the Series 2011-1 Early Amortization Period commences.

“Series 2011-1 Early Amortization Event” means the occurrence of any of the events specified in Section 6.1 of this Indenture Supplement.

“Series 2011-1 Early Amortization Period” means the period beginning at the earlier of (a) the occurrence of an Event of Default (as specified as an Early Amortization Event in Section 6.1(e)), and (b) the date specified in a written notice delivered to Rental ULC pursuant to Section 6.2(a)(i) following the occurrence of any other Series 2011-1 Early Amortization Event, and terminating on the earlier of (x) the first Remittance Date on which all principal and interest owing to the Series 2011-1 Noteholders has been paid in full, and (y) the close of business on the day immediately preceding the day on which the Series 2011-1 Enforcement Period commences.

“Series 2011-1 Enforcement Period” means the period beginning on the date on which the Indenture Trustee commences any enforcement actions under Section 10.3 of the Indenture or Section 5.3 of the Funding LP Security Agreement, and ending on the first Remittance Date on which all principal and interest owing to the Series 2011-1 Noteholders has been paid in full; which period shall be the “Enforcement Period” for the Series 2011-1 Notes under the Indenture.

“Series 2011-1 Expected Final Payment Date” means March 20, 2015.

“Series 2011-1 Final Maturity Date” means the earlier of (a) September 21, 2015, and (b) the date that is six months following the commencement of the Series 2011-1 Early Amortization Period.

“Series 2011-1 Incremental Enhancement Amount” means, as of any date of determination, the sum, without duplication, of:

(a)	the Excess Automobile, Minivan and Sport Utility Vehicle OBV Percentage of the Series 2011-1 Principal Balance;

(b)	the Excess Box Truck Percentage of the Series 2011-1 Principal Balance;

(c)	the Excess Hyundai Percentage of the Series 2011-1 Principal Balance;

(d)	the Excess Kia Percentage of the Series 2011-1 Principal Balance;

(e)	the Excess Mazda Percentage of the Series 2011-1 Principal Balance;

(f)	the Excess Mileage Percentage of the Series 2011-1 Principal Balance;

(g)	the Excess Non-Program (36 month) Percentage of the Series 2011-1 Principal Balance;

(h)	the Excess Non-Program Truck (84 month) Percentage of the Series 2011-1 Principal Balance;

(i)	the Excess Non-Program Percentage of the Series 2011-1 Principal Balance;

(j)	the Excess Other Manufacturer Aggregate Percentage of the Series 2011-1 Principal Balance;

(k)	the Excess Other Manufacturer Percentage of the Series 2011-1 Principal Balance;

(l)	the Excess Service Vehicle Percentage of the Series 2011-1 Principal Balance;

(m)	the Excess Trucks, Vans, and Service Vehicles OBV Percentage of the Series 2011-1 Principal Balance; and

(n)	the Excess Used Vehicle Percentage of the 2011-1 Principal Balance;

“Series 2011-1 Initial Principal Balance” means $200,000,000.

“Series 2011-1 Interest Amount” means, in respect of each Remittance Date and the related Remittance Period, an amount equal to the aggregate of (x) the amount of interest that has accrued on the Series 2011-1 Principal Balance during such related Remittance Period at the Series 2011-1 Interest Rate, plus (y) the amount (if any) representing interest that has accrued on the Series 2011-1 Principal Balance during prior Remittance Periods at the Series 2011-1 Interest Rate but has not yet been paid to the Series 2011-1 Noteholders, together with accrued interest on that amount at the Series 2011-1 Interest Rate to the extent permitted by applicable law.

“Series 2011-1 Interest Rate” has the meaning given to it in Section 4.5(a).

“Series 2011-1 Noteholder” means each Person in whose name a Series 2011-1 Note is registered in the Note Register.

“Series 2011-1 Notes” means the WTH Car Rental ULC Asset Backed Notes, Series 2011-1, substantially in the form of Exhibit A-1.

“Series 2011-1 Principal Balance” means, on any date of determination, an amount equal to (a) the Series 2011-1 Initial Principal Balance; minus (b) the aggregate amount of principal payments made to the Series 2011-1 Noteholders on or prior to such date.

“Series 2011-1 Rental Account” has the meaning given to it in Section 3.1(a).

“Series 2011-1 Rental ULC Expenses” means, for any Remittance Date and the related Settlement Period, an amount equal to the product of (a) the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) and (b) the sum of (x) Rental ULC Expenses for the related Settlement Period plus (y) the amount of any Rental ULC Expenses previously due but not paid in respect of prior Settlement Periods.

“Series 2011-1 Revolving Period” means the period beginning at the close of business on the Series 2011-1 Closing Date, and terminating at the earlier of (a) the close of business on the day immediately preceding the Controlled Amortization Period Commencement Date; and (b) the close of business on the day immediately preceding the day on which the Series 2011-1 Early Amortization Period commences; which period shall be the “Revolving Period” for the Series 2011-1 Notes under the Indenture.

“Series 2011-1 Required Vehicle Collateral Amount” means, at any time,

(a)	the Total Required Vehicle Collateral Amount,

plus

(b)	the Series 2011-1 Incremental Enhancement Amount,

minus

(c)	the Total Receivables Value multiplied by the Series 2011-1 Principal Balance and divided by the Aggregate Outstanding Principal Amount,

minus

(d)	the LC and Cash Collateral Amount;

which amount shall be the “Series Required Vehicle Collateral Amount” for the Series 2011-1 Notes under the Indenture.

“Series 2011-1 Transaction Documents” means (a) the Indenture, the Master Vehicle Lease Agreement, the Administration Agreement, the Funding LP Partnership Agreement, the Funding LP Security Agreement, the Liquidation Agent Agreement, the Back-up Administration Agreement, the Funding/Rental Purchase Agreement and the Account Control Agreement, and (b) this Indenture Supplement, the Underwriting Agreement, and the Parent Guarantee, and each document listed in clause (b) of this definition shall also constitute a “Transaction Document” for purposes of the Indenture.

“Series 2011-1 Vehicle Account” has the meaning given to it in Section 3.1(b).

“Series Cost of Funds Amount” means, in respect of the Series 2011-1 Notes and a Remittance Period and the related Remittance Date, the Series 2011-1 Interest Amount, less, in the case of the initial Remittance Date in respect of the Series 2011-1 Notes, any amounts deposited into the Series 2011-1 Rental Account on the Series 2011-1 Closing Date pursuant to Section 4.5(c).

“Settlement Report” means a monthly report substantially in the form of Schedule “B” provided by the Administrator to the Indenture Trustee pursuant to Section 5.3(a).

“Total Receivables Value” means at any time the sum of the Group Receivables Values for all Vehicle Receivables at such time.

“Total Required Vehicle Collateral Amount” means at any time the sum of the Group Required Vehicle Collateral Amounts for all Rental ULC Vehicles at such time.

“Vehicle Receivable Enhancement Percentage” means, if the related Manufacturer, Approved Dealer, auction house or other Person who is the debtor of the related Vehicle Receivable has a long-term unsecured debt rating by DBRS at such time of (a) BBB or higher, 27%; (b) BBB (low), 31.16%; (c) BB (high), 566.67%; (d) BB, 630.59%; (e) BB (low) or lower or is unrated by DBRS, 708.08%.

“Underwriters” means Scotia Capital Inc., BMO Nesbitt Burns Inc. and Deutsche Bank Securities Limited.

“Underwriting Agreement” means the underwriting agreement dated as of March 10, 2011, between Rental ULC, Funding LP, Avis, Budget and the Underwriters, as the same may be amended, restated, supplemented or modified from time to time.

1.2	Governing Law

This Indenture Supplement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

1.3	Counterparts

This Indenture Supplement may be executed in any number of counterparts and by facsimile, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

1.4	Ratification of Indenture

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

ARTICLE 2 THE SERIES 2011-1 NOTES

2.1	Creation and Designation

(a)	There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “WTH Car Rental ULC Asset Backed Notes, Series 2011-1” or the “Series 2011-1 Notes.” The Series 2011-1 Notes will be issued in only one class.

(b)	The Series 2011-1 Notes will not be subordinated to any other Series of Notes and shall constitute Senior Notes.

(c)	The “Stated Principal Amount” of the Series 2011-1 Notes shall be the Series 2011-1 Principal Balance.

(d)	The Series 2011-1 Notes shall be denominated in Dollars.

(e)	The initial Remittance Period for the Series 2011-1 Notes will begin on the Series 2011-1 Closing Date and end on April 19, 2011 and the initial Remittance Date for the Series 2011-1 Notes will occur on April 20, 2011.

2.2	Form of Delivery

The Series 2011-1 Notes, upon original issuance, shall be delivered in registered form as provided in Section 3.1(g) of the Indenture and shall be issued as one or more Global Notes as provided in Section 2.4 of the Indenture.

2.3	Delivery and Payment

Rental ULC shall execute and deliver the Series 2011-1 Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2011-1 Notes when authenticated, each in accordance with Section 3.3 of the Indenture.

ARTICLE 3 SERIES 2011-1 RENTAL ULC ACCOUNTS AND INVESTMENTS

3.1	Accounts

(a)	Series 2011-1 Rental Account. On or before the Series 2011-1 Closing Date, Rental ULC shall cause to be established and maintained a Qualified Account (the “Series 2011-1 Rental Account”) in the name of Rental ULC. The Series 2011-1 Rental Account shall initially be held at Bank of Montreal, having account number 0002-1996-708. The Series 2011-1 Rental Account shall be the Series Rental Account in respect of the Series 2011-1 Notes. The Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Series 2011-1 Rental Account. Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Series 2011-1 Rental Account and in all proceeds thereof (including all income thereon).

(b)	Series 2011-1 Vehicle Account. On or before the Series 2011-1 Closing Date, Rental ULC shall cause to be established and maintained a Qualified Account (the “Series 2011-1 Vehicle Account”) in the name of Rental ULC. The Series 2011-1 Vehicle Account shall initially be held at Bank of Montreal, having account number 0002-1996-716. The Series 2011-1 Vehicle Account shall be the Series Vehicle Account in respect of the Series 2011-1 Notes. The Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Series 2011-1 Vehicle Account. Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Series 2011-1 Vehicle Account and in all proceeds thereof (including all income thereon).

(c)

Cash Collateral Accounts. On or before the Series 2011-1 Closing Date, Rental ULC shall cause to be established and maintained a Canadian Dollar Qualified Account (the “Cash Collateral (CAD) Account”) in the name of Rental ULC and a United States dollar Qualified Account in the name of Rental ULC (the “Cash Collateral (USD) Account” and, together with the Cash Collateral (CAD) Account, the “Cash Collateral Accounts.”) The Cash Collateral (CAD) Account shall initially be held at Bank of Montreal, having account number 0002-1996-695, and the Cash Collateral (USD) Account shall initially be held at Bank of Montreal, having account number 0002-4790-122. The Cash Collateral Accounts shall be Series Accounts in respect of the Series 2011-1 Notes. Each Qualified Institution shall be required specifically to acknowledge that it has no right to set-off in respect of the Cash Collateral (CAD) Account or the Cash Collateral (USD) Account, as applicable. Rental ULC, subject to the rights of the Indenture Trustee hereunder and under the Indenture and the Security Interest granted by Rental ULC under the Indenture, shall possess all beneficial right, title and interest in all funds and investments on deposit from time to time in the Cash Collateral Accounts and in all proceeds thereof (including all income thereon).

ARTICLE 4 ALLOCATIONS, DEPOSITS AND PAYMENTS

4.1	Ordinary Course Withdrawals

Rental ULC, or the Administrator on its behalf, shall be entitled from time to time to withdraw or apply funds on deposit in the Master Vehicle Account to the payment of the purchase price of the Vehicles being acquired by Rental ULC or to the making of any Distribution or payment to any other Person if (i) no Series 2011-1 Early Amortization Event shall have occurred and be continuing; and (ii) no such withdrawal or application will, with the giving of notice or lapse of time or both, cause a Series 2011-1 Early Amortization Event to occur.

4.2	Application of Amounts Deposited to Series 2011-1 Rental Account

(a)	On each Remittance Date during the Series 2011-1 Revolving Period and the Series 2011-1 Controlled Amortization Period, Rental ULC, or the Administrator on its behalf, shall distribute cash from the Series 2011-1 Rental Account (including all cash transferred from the Series 2011-1 Vehicle Account to the Series 2011-1 Rental Account on such Remittance Date pursuant to Section 4.3(a)(i) or 4.3(b)(i)) as follows and in the following priority:

(i)	first, the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of any unpaid Indenture Trustee Fees and Expenses shall be paid to the Indenture Trustee provided that such fees and expenses shall not exceed $20,000 in respect of any Remittance Date;

(ii)	second, the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of any unpaid Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses shall be paid to the Liquidation Agent and Back-up Administrator, respectively, provided that the aggregate of such fees and expenses shall not exceed $10,000 in respect of any Remittance Date and if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing;

(iii)	third, to pay to the Series 2011-1 Noteholders the Series 2011-1 Interest Amount for the related Remittance Period; provided that if there are insufficient amounts available to pay such amount in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders;

(iv)	fourth, to release to Rental ULC an amount equal to the Series 2011-1 Rental ULC Expenses (excluding any Indenture Trustee Fees and Expenses paid under Section 4.2(a)(i) and any Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses paid under Section 4.2(a)(ii)) for the related Settlement Period which amount shall be applied by Rental ULC in the payment of Rental ULC Expenses or to reimburse Rental ULC with respect to such share of amounts paid on account of such Rental ULC Expenses, and any such amounts in respect of prior Remittance Dates which remain outstanding; and

(v)	last, any remaining balance will be released out of the Series 2011-1 Rental Account as Unrestricted Funds.

(b)	On each Remittance Date during the Series 2011-1 Early Amortization Period, Rental ULC or, subject to Section 2.2 of the Administration Agreement, the Administrator on its behalf, shall distribute cash from the Series 2011-1 Rental Account (including all cash transferred from the Series 2011-1 Vehicle Account to the Series 2011-1 Rental Account on such Remittance Date pursuant to Section 4.3(c)(i) as follows and in the following priority:

(i)	first, the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of any unpaid Indenture Trustee Fees and Expenses shall be paid to the Indenture Trustee provided that such fees and expenses shall not exceed $20,000 in respect of any Remittance Date;

(ii)	second, the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of any unpaid Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses shall be paid to the Liquidation Agent and Back-up Administrator, respectively, provided that the aggregate of such fees and expenses shall not exceed $10,000 in respect of any Remittance Date and if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing;

(iii)

third, to pay to the Series 2011-1 Noteholders the Series 2011-1 Interest Amount for the related Remittance Period; provided that if there are insufficient amounts available to pay such amount in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders;

(iv)	fourth, to release to Rental ULC an amount equal to the Series 2011-1 Rental ULC Expenses (excluding any Indenture Trustee Fees and Expenses paid under Section 4.2(b)(i) and any Liquidation Agent Fees and Expenses and Back-up Administrator Fees and Expenses paid under Section 4.2(b)(ii)) for the related Settlement Period which amount shall be applied by Rental ULC in the payment of Rental ULC Expenses or to reimburse Rental ULC with respect to such share of amounts paid on account of such Rental ULC Expenses, and any such amounts in respect of prior Remittance Dates which remain outstanding; and

(v)	last, if an Event of Default has occurred or would occur following the distributions on such Remittance Date pursuant to this Section 4.2 or Section 4.3, to transfer the balance of the Series 2011-1 Rental Account to the Series 2011-1 Vehicle Account and otherwise to transfer the balance out of the Series 2011-1 Rental Account as Unrestricted Funds.

(c)	On each Remittance Date during the Series 2011-1 Enforcement Period, the Indenture Trustee or other Paying Agent shall distribute cash from the Series 2011-1 Rental Account as follows and in the following priority:

(i)	first, to pay the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the fees and expenses related to any enforcement proceedings under (x) Article 10 of the Indenture including the Liquidation Agent Fees and Expenses, and (y) Article 5 of the Funding LP Security Agreement to the extent not paid by Funding LP;

(ii)	second, without duplication of the amounts paid under Section 4.2(c)(i), to pay (x) the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the Indenture Trustee Fees and Expenses for the related Settlement Period, and (y) the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the amount of any fees and expenses of the Indenture Trustee due and payable pursuant to the Funding LP Security Agreement not paid by Funding LP;

(iii)	third, to pay the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the amount of any unpaid fees and expenses owing to any replacement Administrator (that is not an Affiliate of Rental ULC) appointed under the Administration Agreement;

(iv)	fourth, to pay to the Series 2011-1 Noteholders the Series 2011-1 Interest Amount for the related Remittance Period; provided that if there are insufficient amounts available to pay such amount in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders; and

(v)	last, to transfer the balance of the Series 2011-1 Rental Account to the Series 2011-1 Vehicle Account.

4.3	Application of Amounts Deposited to Series 2011-1 Vehicle Account

(a)	On each Remittance Date during the Series 2011-1 Revolving Period, Rental ULC, or the Administrator on its behalf, shall distribute cash from the Series 2011-1 Vehicle Account as follows and in the following priority:

(i)	first, if there are insufficient funds in the Series 2011-1 Rental Account to satisfy the payments to be made to the Series 2011-1 Noteholders, the Liquidation Agent, the Back-up Administrator, and the Indenture Trustee pursuant to Sections 4.2(a)(i) through 4.2(a)(iii), then any cash in the Series 2011-1 Vehicle Account up to the amount of the deficiency will be transferred to the Series 2011-1 Rental Account and used to make such payments;

(ii)	second, to transfer such amount to the Cash Collateral (CAD) Account, as will cause the Series 2011-1 Allocation Percentage of the Series 2011-1 Aggregate Vehicle Collateral Amount to equal the Series 2011-1 Required Vehicle Collateral Amount; and

(iii)	last, if (A) no Series 2011-1 Early Amortization Event shall have occurred and not been waived and (B) such transfer will not, with the giving of notice or lapse of time or both, cause a Series 2011-1 Early Amortization Event to occur, to transfer the balance out of the Series 2011-1 Vehicle Account back to the Master Vehicle Account.

(b)	On each Remittance Date during the Series 2011-1 Controlled Amortization Period, Rental ULC, or the Administrator on its behalf, shall distribute cash from the Series 2011-1 Vehicle Account as follows and in the following priority:

(i)	first, if there are insufficient funds in the Series 2011-1 Rental Account to satisfy the payments to be made to the Series 2011-1 Noteholders, the Liquidation Agent, the Back-up Administrator, and the Indenture Trustee pursuant to Sections 4.2(a)(i) through 4.2(a)(iii), then any cash in the Series 2011-1 Vehicle Account up to the amount of the deficiency will be transferred to the Series 2011-1 Rental Account and used to make such payments;

(ii)	second, to pay an amount equal to the Controlled Deposit Amount to the Series 2011-1 Noteholders; provided that if there are insufficient amounts available to pay such amount in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders;

(iii)	third, to transfer such amount to the Cash Collateral (CAD) Account, as will cause the Series 2011-1 Allocation Percentage of the Series 2011-1 Aggregate Vehicle Collateral Amount to equal the Series 2011-1 Required Vehicle Collateral Amount; and

(iv)	last, if (A) no Series 2011-1 Early Amortization Event shall have occurred and not been waived and (B) such transfer will not, with the giving of notice or lapse of time or both, cause a Series 2011-1 Early Amortization Event to occur, to transfer the balance out of the Series 2011-1 Vehicle Account back to the Master Vehicle Account.

(c)	On each Remittance Date during the Series 2011-1 Early Amortization Period, Rental ULC or, subject to Section 2.2 of the Administration Agreement, the Administrator on its behalf, shall distribute cash from the Series 2011-1 Vehicle Account (including all cash transferred from the Series 2011-1 Rental Account to the Series 2011-1 Vehicle Account on such Remittance Date pursuant to Section 4.2(b)(v)) as follows and in the following priority:

(i)	first, if there are insufficient funds in the Series 2011-1 Rental Account to satisfy the payments to be made to the Series 2011-1 Noteholders, the Liquidation Agent, the Back-up Administrator, and the Indenture Trustee pursuant to Sections 4.2(b)(i) through 4.2(b)(iii), then any cash in the Series 2011-1 Vehicle Account up to the amount of the deficiency will be transferred to the Series 2011-1 Rental Account and used to make such payments;

(ii)	second, to pay to the Series 2011-1 Noteholders, on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders, an amount equal to the lesser of:

(A)	the remaining balance in the Series 2011-1 Vehicle Account; and

(B)	the Series 2011-1 Principal Balance; and

(iii)	last, to transfer the balance out of the Series 2011-1 Vehicle Account back to the Master Vehicle Account.

(d)	On each Remittance Date during the Series 2011-1 Enforcement Period, the Indenture Trustee or other Paying Agent shall distribute cash from the Series

2011-1 Vehicle Account (including all cash transferred from the Series 2011-1 Rental Account to the Series 2011-1 Vehicle Account on such Remittance Date pursuant to Section 4.2(c)(v)) as follows and in the following priority:

(i)	first, to pay the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the fees and expenses related to any enforcement proceedings under (x) Article 10 of the Indenture including the Liquidation Agent Fees and Expenses, and (y) Article 5 of the Funding LP Security Agreement to the extent not paid by Funding LP, in each case to the extent any such fees and expenses have not been paid under Sections 4.2(c)(i) and (ii);

(ii)	second, without duplication of the amounts paid under Section 4.3(d)(i), to pay the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the Indenture Trustee Fees and Expenses for the related Settlement Period to the extent such fees and expenses have not been paid under Sections 4.2(c)(i) and (ii);

(iii)	third, to pay the Series 2011-1 Allocation Percentage determined on the prior Remittance Date (or the Series 2011-1 Closing Date in the case of the initial Remittance Date) of the amount of any unpaid fees and expenses owing to any replacement Administrator (that is not an Affiliate of Rental ULC) appointed under the Administration Agreement to the extent such fees and expenses have not been paid under Section 4.2(c)(iii);

(iv)	fourth, to pay to the Series 2011-1 Noteholders any amounts required to be paid to them pursuant to Section 4.2(c)(iv) which have not been paid pursuant to Section 4.2(c)(iv) to be allocated and paid as provided in such Section; provided that if there are insufficient amounts available to pay such amount in full, the amount available shall be allocated on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders;

(v)	fifth, to pay to the Series 2011-1 Noteholders, on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders, an amount equal to the lesser of:

(A)	the remaining balance in the Series 2011-1 Vehicle Account; and

(B)	the Series 2011-1 Principal Balance;

(vi)	sixth, to pay to the Indenture Trustee any amounts owing by Rental ULC or Funding LP which remain outstanding under any Series 2011-1

Transaction Document after the allocation and payments referred to in Sections 4.3(d)(i) through 4.3(d)(v) above, provided that if there are insufficient amounts available to pay all such amounts in full, the amount available shall be allocated on a pro rata basis based on the amounts owing; and

(vii)	last, to transfer the balance out of the Series 2011-1 Vehicle Account back to the Master Vehicle Account.

(e)	Any additional amounts transferred from the Master Vehicle Account to the Series 2011-1 Vehicle Account in respect of a Series Shortfall in respect of the Series 2011-1 Notes shall be applied in accordance with the provisions of Sections 4.3(a), (b), (c), or (d) as applicable.

4.4	Payments to Noteholders

(a)	Unless otherwise specified, payments of principal or other amounts (including interest) to Series 2011-1 Noteholders will be made on a pro rata basis based on the respective principal amounts of the Series 2011-1 Notes held by the Series 2011-1 Noteholders.

(b)	Any instalment of interest or principal, if any, payable on any Series 2011-1 Note, less any amounts required by law to be withheld or deducted pursuant to Section 4.4(d), shall be paid by the Paying Agent to the Person in whose name such Series 2011-1 Note is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account.

(c)	The right of the Series 2011-1 Noteholders to receive payments from Rental ULC will terminate following payment in full of all principal and interest owing to the Series 2011-1 Noteholders.

(d)	If required by law, Rental ULC will withhold or deduct any and all amounts required to be withheld or deducted, and will remit such amount to the appropriate taxation authorities.

(e)	Each Remittance Date shall be an “Interest Payment Date” in respect of the Series 2011-1 Notes. Interest on the Series 2011-1 Notes shall be payable to the Series 2011-1 Noteholders on each Remittance Date in the amount allocated and paid for such purposes pursuant to Sections 4.2 and 4.3 hereof.

(f)	Each Remittance Date upon which an amount is allocated and paid pursuant to Section 4.3 hereof in respect of the payment of principal on the Series 2011-1 Notes shall be a “Principal Payment Date” in respect of the Series 2011-1 Notes. The full Series 2011-1 Principal Balance shall be due and payable in full on the Series 2011-1 Final Maturity Date which shall be the “Series Final Maturity Date” in respect of the Series 2011-1 Notes.

4.5	Computation and Deposit of Interest

(a)	Interest on the Series 2011-1 Notes shall accrue at a rate equal to 4.143% per annum (the “Series 2011-1 Interest Rate”) and shall be computed on each Remittance Date on the basis of a 360-day year of twelve 30-day months for each Remittance Period. The first Remittance Period will commence on the Series 2011-1 Closing Date and end on the day prior to the next occurring Remittance Date.

(b)	Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period (which in the case of the initial issuance of a Series 2011-1 Note, shall be the date of issuance of such Note) to but excluding the last day of such period.

(c)	On the Series 2011-1 Closing Date, Rental ULC will deposit, or cause to be deposited, to the Series 2011-1 Rental Account an amount equal to the interest that will accrue on the Series 2011-1 Principal Balance at the Series 2011-1 Interest Rate in respect of the initial Remittance Period.

4.6	Unrestricted Funds

Amounts released to Rental ULC hereunder as Unrestricted Funds may be used by Rental ULC for any purpose not inconsistent with its Organizational Documents, including for the making of Distributions to Funding LP and deposits to the Master Vehicle Account.

4.7	Contributions

Rental ULC may deposit Contributions received by it to any Series Account or to the VAT Account.

ARTICLE 5 COVENANTS

5.1	Program Negotiation Vehicles

(a)

It is recognized that Rental ULC may purchase between June 1 in any year and March 31 of the following year Vehicles of the upcoming Model Year manufactured by an Eligible Manufacturer whose current Model Year Vehicles are subject to a Repurchase Agreement, provided such Eligible Manufacturer is not a Non-Performing Manufacturer, and from whom Rental ULC has received (i) a letter of undertaking stating that the Eligible Manufacturer will repurchase Vehicles of the upcoming Model Year sold by such Eligible Manufacturer to Rental ULC which qualify for repurchase pursuant to a Repurchase Agreement with such Eligible Manufacturers the terms of which are in the process of being finalized and (ii) a draft of the repurchase agreement for the upcoming Model Year which the Eligible Manufacturer has indicated it is willing to enter into. Such Vehicles are referred to herein as “Program Negotiation Vehicles.” Rental

ULC shall deliver a signed copy of any such letter of undertaking to the Indenture Trustee and the Rating Agency as soon as reasonably practicable and, in any event, prior to Rental ULC purchasing Program Negotiation Vehicles from the relevant Eligible Manufacturer.

(b)	Subject to the following sentence, Program Negotiation Vehicles shall be deemed to be Program Vehicles. If a Repurchase Agreement between Rental ULC and an Eligible Manufacturer in respect of Vehicle models for a particular Model Year is not entered into by February 28 of such Model Year or, if such Repurchase Agreement has been entered into by February 28 of such Model Year but the Rating Agency has notified Rental ULC in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof all Rental ULC Vehicles covered by such Repurchase Agreement shall be deemed to be Non-Program Vehicles.

(c)	If a Repurchase Agreement between Rental ULC and an Eligible Manufacturer in respect of Vehicle models for a particular Model Year is entered into prior to February 28 of such Model Year and the Rating Agency has not notified Rental ULC in writing within 30 days of receipt of a signed copy of such Repurchase Agreement that it is not satisfied with the terms and conditions of such Repurchase Agreement, then thereafter for all purposes hereof Rental ULC Vehicles covered by such Repurchase Agreement shall be deemed to be Program Vehicles.

(d)	Neither Funding LP nor Rental ULC shall agree to any amendment to the Master Vehicle Lease Agreement, the Administration Agreement, the Liquidation Agent Agreement, the Back-up Administration Agreement, the Funding LP Security Agreement or the Funding LP Partnership Agreement without, in the case of material amendments:

(i)	(a) satisfaction of the Rating Agency Condition for each Outstanding Series and Class of Notes; and (b) receipt by the Indenture Trustee (with a copy to the Rating Agency) of a Rental ULC Certificate indicating that the amendment is not reasonably expected to result in Rental ULC being unable to make payments of principal and interest on the Notes as they become due; or

(ii)	(a) prior written notice to the Rating Agency; and (b) the consent of the Majority Holders of the Outstanding Senior Notes.

For greater certainty, Funding LP or Rental ULC may make immaterial amendments to the foregoing documents without satisfying any of the above requirements, provided that Funding LP or Rental ULC shall provide the Rating Agency and the Indenture Trustee with (a) prior written notice of any such immaterial amendments and (b) a copy of all such immaterial amendments.

5.2	Letter of Credit

(a)	If,

(i)	prior to the date which is 30 days prior to the scheduled expiration date of a Letter of Credit, such Letter of Credit shall not have been extended; or

(ii)	either Rental ULC or the Indenture Trustee receives notice from an L/C Provider of an unscheduled termination of a Letter of Credit and there shall not have been appointed a replacement L/C Provider who has issued or will issue, prior to the termination of such Letter of Credit, a Letter of Credit having a term that extends beyond such date of termination; or

(iii)	at any time, the rating of the long-term unsecured debt obligations of an L/C Provider is below AA (low) by DBRS or the rating of the short-term unsecured debt obligations of such L/C Provider is below R-1 (middle) by DBRS, or if an L/C Provider is not then rated by DBRS, the rating of the long-term unsecured debt obligations of such L/C Provider is reduced below A1 by Moody’s or the rating of the short-term unsecured debt obligations of such L/C Provider is reduced below A-1 by S&P;

Rental ULC shall, within 15 Business Days following any such occurrence (but, in the case of receipt of notice of an unscheduled termination under clause (ii) above, in no event later than 5 Business Days prior to the pending termination date of the affected Letter(s) of Credit),

(iv)	cause such Letter of Credit (or, in the case of clause (iii) above, all of the Letters of Credit issued by such L/C Provider) to be replaced with one or more irrevocable letters of credit issued by one or more L/C Providers with an aggregate stated amount not less than the aggregate undrawn stated amount of the affected Letter(s) of Credit, or make any other arrangement which satisfies the Rating Agency Condition; or

(v)	cause draws to be made under the affected Letter(s) of Credit and deposit the proceeds of such draws to the Cash Collateral (CAD) Account;

provided, however, in the event that at any time the long-term unsecured debt obligations of an L/C Provider are no longer rated or are rated below A by DBRS, or, if an L/C Provider is not then rated by DBRS, the long-term unsecured debt obligations of such L/C Provider are no longer rated A1 by Moody’s or the short-term unsecured debt obligations of such L/C Provider are no longer rated A-1 by S&P, Rental ULC shall promptly notify the Indenture Trustee upon becoming aware of same and Rental ULC shall cause a draw to be made under the affected Letter(s) of Credit and deposit the proceeds of such draws to the Cash Collateral (CAD) Account. Rental ULC shall provide each Rating Agency and the

Indenture Trustee with written notice of the occurrence of any event set out in Sections 5.2(a)(i), (ii) or (iii).

Other than during a Series 2011-1 Enforcement Period, Rental ULC shall have the right to, from time to time, withdraw funds from the Cash Collateral Accounts, reduce the aggregate stated amount of a Letter of Credit or cancel and return a Letter of Credit to the applicable L/C Provider provided that, in each case, after giving effect thereto the Series 2011-1 Required Vehicle Collateral Amount will not exceed the Series 2011-1 Allocation Percentage of the Series 2011-1 Aggregate Vehicle Collateral Amount.

(b)	Rental ULC may from time to time deposit Unrestricted Funds and proceeds of Contributions received by Rental ULC to the Cash Collateral Accounts. Funds on deposit in the Cash Collateral Accounts shall be invested by Rental ULC in Eligible Investments from time to time, but always in a manner that will result in such investments maturing so that such funds will be available for withdrawal on or prior to the next following Remittance Date. Rental ULC shall hold possession of the negotiable instruments or securities, if any, evidencing such investments. On each Settlement Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Settlement Date on funds on deposit in the Cash Collateral Accounts shall be deposited to the Series 2011-1 Rental Account.

(c)	On or after the Remittance Date on which all principal and interest owing to the Series 2011-1 Noteholders has been paid in full, Rental ULC may withdraw from the Cash Collateral Accounts all amounts on deposit therein and deposit such amounts into the Master Vehicle Account.

(d)	Unless the context requires otherwise, any reference in this Indenture Supplement to a draw under a Letter of Credit shall be deemed to refer to a withdrawal from the Cash Collateral Accounts when so applicable.

5.3	Reporting

(a)	Settlement Report

Not later than 12:00 noon (Toronto time) on each Settlement Date, the Administrator will provide to the Indenture Trustee a Settlement Report containing:

(i)	the Rental Revenues, Rental ULC Expenses, Depreciation, Proceeds of Dispositions, Loss on Dispositions (if any) and Gain on Dispositions (if any) in respect of the related Settlement Period;

(ii)	the Series 2011-1 Interest Amount for the Remittance Period ending in the current Settlement Period;

(iii)	the percentage of Rental ULC Vehicles by Manufacturer and the ratings of each such Manufacturer as of such Settlement Date;

(iv)	calculations which indicate whether the LC and Cash Collateral Amount exceeds (or does not exceed) the Required LC and Cash Collateral Amount as of such Settlement Date;

(v)	calculations which indicate whether the Series 2011-1 Required Vehicle Collateral Amount exceeds (or does not exceed) the Series 2011-1 Allocation Percentage of the Series 2011-1 Aggregate Vehicle Collateral Amount as of such Settlement Date; and

(vi)	all such other information necessary to make the distributions on the related Remittance Date pursuant to Sections 4.2 and 4.3.

(b)	Fleet Reports

On each Settlement Date, the Administrator will send a Fleet Report to the Indenture Trustee.

(c)	Agreed Upon Procedures

Rental ULC will appoint independent public accountants (which may be the regular independent public accountants of Rental ULC or any Affiliate of Rental ULC) to prepare and deliver to the Indenture Trustee written reports in respect of specified Settlement Periods (as determined below) setting forth the results of an examination of the Settlement Reports and Fleet Reports for such Settlement Periods (collectively, the “Reports”) to determine whether:

(i)	the data reported and calculations contained in the Reports are the data required to be reported and the calculations required to be made in accordance with the Series 2011-1 Transaction Documents;

(ii)	the data reported in the Reports reflects the data contained in Rental ULC’s (or the Administrator’s) systems and other applicable source documentation of Rental ULC (or the Administrator); and

(iii)	in respect of each September Settlement Period (see below) report only, the ownership permits of the Rental ULC Vehicles are in accordance with the Series 2011-1 Transaction Documents.

The written reports shall be delivered on the Remittance Date in November of each year, commencing in November, 2011, and shall be prepared at the expense of Rental ULC in respect of two Settlement Periods in the 12 month period ending on the prior September 30, one of which shall always be the September Settlement Period and the other of which shall be a Settlement Period selected by Rental ULC.

(d)	Availability of Reports to Series 2011-1 Noteholders

Each of the reports described above will be available to each Series 2011-1 Noteholder upon request made to the Indenture Trustee.

(e)	Repurchase Agreements

Rental ULC shall provide to the Rating Agency and the Indenture Trustee copies of all Repurchase Agreements entered into by Rental ULC promptly after they have been entered into by Rental ULC and, in any event, within 30 days after they have been entered into by Rental ULC.

(f)	Event Notices

Rental ULC shall notify the Indenture Trustee and the Rating Agency forthwith upon learning of the occurrence of any Series 2011-1 Early Amortization Event.

5.4	Fleet Composition

(a)	Rental ULC shall ensure that at all times the average Original Book Value of the Rental ULC Vehicles is not more than $40,000.

(b)

In buying Vehicles for Rental ULC, other than pursuant to the Funding/Rental Purchase Agreement, Rental ULC shall (i) buy only Vehicles produced by Manufacturers and only of the Model Year corresponding to the current Purchasing Year or the two Model Years prior to the current Purchasing Year; (ii) buy Vehicles only from (A) Approved Dealers or Manufacturers, or (B) Avis or Budget System Members or Avis or Budget pursuant to a Licensee Vehicle Assignment Agreement in respect of which the Rating Agency Condition, and any other conditions precedent specified in the Indenture Supplement of any other outstanding Series or Classes of Notes which have not been waived by the requisite Noteholders for such other Series or Class of Notes, have been satisfied and, in the case of Used Vehicles only, (C) any nationally recognized automobile auction company (“Auction Company”) in the United States or Canada that is approved to sell Vehicles for Manufacturers, and (D) Ally Credit Canada Limited or any finance company affiliated with a Manufacturer (“Approved Finance Company”); (iii) in the case of Vehicles (other than Used Vehicles), buy from Manufacturers and Approved Dealers only and only against a Manufacturer’s invoice; (iv) buy from Avis or Budget System Members or Avis or Budget pursuant to a Licensee Vehicle Assignment Agreement only Vehicles that were new Vehicles when purchased by the relevant licensee or that were Used Vehicles purchased by such licensee from an Auction Company or an Approved Finance Company and that have had no other intermediate owners (except for Avis or Budget or Affiliates of the relevant Avis or Budget System Member) and in respect of which the Manufacturer’s invoice of the relevant licensee is delivered; (v) buy Vehicles for a purchase price that is (A) in the case of Program Vehicles that are not Used Vehicles, equal to the Original Book Value, and in the case of Program Vehicles that are Used Vehicles, equal to the depreciated value ascribed to each Vehicle as at the date of such purchase pursuant to the applicable Repurchase Agreement, with a reasonable allowance for age, mileage and damage to such Vehicle, and (B) in the case of Non-Program Vehicles, the fair market value of each Vehicle (which in the case of Vehicles purchased from Avis or Budget System Members or Avis or Budget or pursuant to a Licensee Vehicle Assignment Agreement shall approximate the original cash purchase price paid by the relevant Avis or Budget System Member or Avis or Budget, as applicable, for such Vehicle less depreciation at a rate in accordance with Canadian GAAP but in no event less than 2% per month applied on a straight line basis, with a reasonable allowance for age, mileage and damage to such Vehicle); and (vi) ensure that, subject to Section 2.5 of the Funding/Rental Purchase Agreement, the title to all Vehicles bought for Rental ULC is registered in the name of Rental ULC.

5.5	Distributions

Rental ULC shall not make any Distributions to Funding LP other than Distributions funded solely out of Unrestricted Funds.

5.6	Canadian GAAP

In connection with the preparation of its financial statements, Rental ULC shall notify the Indenture Trustee (x) as to which clause of the definition of Canadian GAAP is applicable, and (y) from time to time, of any change as to which clause of the definition of Canadian GAAP is applicable.

ARTICLE 6 AMORTIZATION OF NOTES

6.1	Early Amortization Events

Each of the following events will be an Early Amortization Event with respect to the Series 2011-1 Notes:

(a)	if the Series 2011-1 Required Vehicle Collateral Amount exceeds the Series 2011-1 Allocation Percentage of the Series 2011-1 Aggregate Vehicle Collateral Amount after giving effect to the settlements under the Series 2011-1 Transaction Documents on March 21, 2011 or on any Remittance Date;

(b)	the breach of the covenant contained in subsection 5.4(a), which breach continues for five Business Days after a Settlement Date;

(c)

the inaccuracy when made of a representation or warranty of Rental ULC, Avis, Budget, or Funding LP, as applicable, herein or in any other Transaction Document which inaccuracy is reasonably likely to have a Material Adverse Effect in respect of Rental ULC or Funding LP, provided that if such inaccuracy is capable of being remedied, then it shall not constitute a Series 2011-1 Early Amortization Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee;

(d)	Avis or Budget failing to pay when due any obligation (the “underlying obligation”) for a sum certain in excess of $20,000,000 and such failure continuing for three Business Days after (i) written notice to Avis or Budget, as applicable, from the party to whom the underlying obligation is owed if there is no grace period applicable to the underlying obligation; or (ii) the expiry of any grace period applicable to the underlying obligation;

(e)	the occurrence of an Event of Default;

(f)	at any time: (i) the LC and Cash Collateral Amount is less than the Required LC and Cash Collateral Amount; or (ii) Rental ULC shall fail to comply with Section 5.2(a) within the time periods provided for in Section 5.2(a) (or, if no time period is provided in Section 5.2(a) for such event or occurrence, within 15 Business Days after Rental ULC has received written notice from the Indenture Trustee of such event or occurrence);

(g)	on any Remittance Date during the Series 2011-1 Controlled Amortization Period, Rental ULC fails to pay the Controlled Amortization Amount;

(h)	either Rental ULC or Funding LP is no longer directly or indirectly wholly-owned by the Parent; or

(i)	if the average of the ratio of:

(i)	the Funding LP Business Revenues for a Settlement Period to

(ii)	the sum of (x) Rental Revenues for such Settlement Period and (y) Loss on Dispositions calculated in respect of Non-Program Vehicles for such Settlement Period;

for (x) three (3) consecutive Settlement Periods is less than 1.35:1 or (y) for 12 consecutive Settlement Periods is less than 1.6:1.

6.2	Series 2011-1 Early Amortization Period

(a)	If a Series 2011-1 Early Amortization Event shall occur (other than an event described under Section 6.1(e) above), the Majority Holders of the Series 2011-1 Notes may, by notice to Rental ULC,

(i)	declare that the Series 2011-1 Early Amortization Period shall commence; and

(ii)	direct the Indenture Trustee to draw down on a Letter of Credit in whole or in part or withdraw all or a portion of the funds from the Cash Collateral Accounts and apply such funds to pay (x) any unpaid Series 2011-1 Interest Amounts owing pursuant to Sections 4.2(b)(iii) or 4.2(c)(iv), if any, and (y) transfer the balance of such funds, if any, to the Series 2011-1 Vehicle Account for the repayment of the Series 2011-1 Notes.

(b)	If a Series 2011-1 Early Amortization Event occurs under Section 6.1(e), the Series 2011-1 Early Amortization Period shall automatically commence and (i) settlements on the next occurring Remittance Date shall be completed on the basis that such Remittance Date occurs during the Series 2011-1 Early Amortization Period, and (ii) the Indenture Trustee will draw down on the Series 2011-1 Letter of Credit and withdraw all of the funds from the Cash Collateral Accounts and apply such funds to pay (x) any unpaid Series 2011-1 Interest Amounts owing pursuant to the Series 2011-1 Indenture Supplement, if any, and (y) transfer the balance of such funds, if any, to the Series 2011-1 Vehicle Account for the repayment of the Series 2011-1 Notes.

6.3	Additional Event of Default

The occurrence of an “Event of Default” as such term is defined in the Parent Guarantee that has not been waived will be an additional Event of Default under the Indenture.

ARTICLE 7 GENERAL

7.1	Obligations of Rental ULC

Nothing contained in this Indenture Supplement shall in any way modify or relieve Rental ULC from its obligations to carry out its covenants contained in the Indenture.

7.2	Acceptance

The Indenture Trustee hereby accepts the trust in this Indenture Supplement declared and provided for and agrees to perform the same on the terms and conditions herein set forth.

7.3	Formal Date

For purpose of convenience, this Indenture Supplement may be referred to as bearing a formal date of March 17, 2011, irrespective of the actual date of its execution.

7.4	Delivery of Executed Copies

Each party acknowledges delivery of an executed copy of this Indenture Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

WTH CAR RENTAL ULC

By:	/s/ David Calabria
Name: David Calabria
Title: Vice President & Assistant Treasurer

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, as Indenture Trustee and not in its individual capacity

By:	/s/ Patricia Benjamin
Name: Patricia Benjamin
Title: Authorized Officer

By:
Name:
Title: